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                                   EXHIBIT 1.2

                        INTERNATIONAL URANIUM CORPORATION

                                 AUDIT COMMITTEE

                                     CHARTER

                 (AS AMENDED BY THE BOARD ON FEBRUARY 10, 2005)

1. BACKGROUND

On November 5, 1997 the Board set out the mandate and responsibilities of the Audit Committee. On March 23, 1998, March 20, 2002 and February 12, 2003, the Board delegated additional responsibilities to the Audit Committee. On February 10, 2005, the Board reviewed and updated the Charter to ensure compliance with applicable regulation and guidance. The following is the Charter of the Audit Committee in effect as at February 10, 2005:

2. PURPOSE OF THE AUDIT COMMITTEE

The Audit Committee oversees the accounting and financial reporting processes of the Company and its subsidiaries and all audits and external reviews of the financial statements of the Company on behalf of the Board, and has general responsibility for oversight of internal controls, accounting and auditing activities of the Company and its subsidiaries.

3. MEMBERS OF THE AUDIT COMMITTEE

3.1. The Audit Committee shall be appointed annually by the Board and shall be composed of three members, each of whom must be a director of the Company.

3.2. Each member of the Audit Committee shall hold office as such until the next annual meeting of shareholders after his or her appointment, provided that any member of the Audit Committee may be removed or replaced at any time by the Board and shall at any time cease to be a member of the Audit Committee on ceasing to be a director.

3.3. Commencing on the Company's Annual General Meeting on March 22, 2005, every Audit Committee member must be independent, within the meaning of Canadian Multilateral Instrument 52-110 and applicable securities laws and regulations of the United States.

3.4. Every Audit Committee member must be financially literate, within the meaning of Canadian Multilateral Instrument 52-110.

4. MEETING REQUIREMENTS

4.1. The Audit Committee shall choose one of its own members to be its chair, and the secretary or assistant secretary of the Company shall be the secretary of the Audit Committee.

4.2. The times of and the places where meetings of the Audit Committee will be held and the calling of and the procedure at those meetings shall be determined from time to time by the Audit Committee; provided that notice of every such meeting shall be given to the Auditor (as defined in paragraph 5.1.1 below) of the Company and that meetings shall be convened whenever requested by the Auditor or any member of the Audit Committee in accordance with the Ontario Business Corporations Act.

4.3. Two members of the Audit Committee shall constitute a quorum.

5. DUTIES AND RESPONSIBILITIES

5.1. Appointment, Oversight and Compensation of Auditor

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5.1.1. The Audit Committee shall recommend to the Board:

      a) The auditor (the "Auditor") to be nominated for the purpose of preparing or issuing an auditor's report or performing other audit, review or attest services for the Company; and

      b)    The compensation of the Auditor.

      In making such recommendations, the Audit Committee shall evaluate the Auditor's performance and review the Auditor's fees for the preceding year.

5.1.2. The Auditor shall report directly to the Audit Committee.

5.1.3. The Audit Committee shall be directly responsible for overseeing the work of the Auditor, including the resolution of disagreements between management and the Auditor regarding financial reporting.

5.1.4. The Audit Committee shall review information, including written statements from the Auditor, concerning any relationships between the Auditor and the Company or any other relationships that may adversely affect the independence of the Auditor and assess the independence of the Auditor.

5.2. Non-Audit Services

5.2.1. All auditing services and non-audit services provided to the Company or the Company's subsidiaries by the Auditor shall, to the extent and in the manner required by applicable law or regulation, be pre-approved by the Audit Committee. In no circumstances shall the Auditor provide any non-audit services to the Company that are prohibited by applicable law or regulation.

5.3. Review of Financial Statements etc.

5.3.1. The Audit Committee shall review the Company's:

      a) interim and annual financial statements and Management's Discussion and Analysis ("MD&A"), intended for circulation among shareholders; and

      b) Annual Reports on Form 20-F for filing with the U.S. Securities & Exchange Commission, including all financial statements and exhibits forming part thereof,

      and shall report on them to the Board.

5.3.2. The Audit Committee shall ensure that the audited financial statements (including all financial statements in the Company's Annual Report on Form 20-F) and interim financial statements present fairly the financial position and results of operations in accordance with generally accepted accounting principles and that the auditors have no reservations about such statements.

5.3.3. The Audit Committee shall review changes in the accounting policies of the Company and accounting and financial reporting proposals that are provided by the Auditor that may have a significant impact on the Company's financial reports, and report on them to the Board

5.4. Review of Public Disclosure of Financial Information

5.4.1. The Audit Committee shall review the Company's interim and annual financial statements, MD&A and annual and interim earnings press releases before the Company publicly discloses this information.

5.4.2. The Audit Committee must be satisfied that adequate procedures are in place for the review of the Company's public disclosure of financial information extracted or derived from the Company's financial statements, other than the public disclosure referred to in subsection 5.4.1, and must periodically assess the adequacy of those procedures.

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5.5. Review of Annual Audit

5.5.1. The Audit Committee shall review the nature and scope of the annual audit, and the results of the annual audit examination by the Auditor, including any reports of the Auditor prepared in connection with the annual audit.

5.5.2. The Audit Committee shall ensure that there are no unresolved issues between management and the Auditor that could affect the audited financial statements.

5.5.3. The Audit Committee shall ensure that, where there are unsettled issues that do not affect the audited financial statements (e.g. disagreements regarding correction of internal control weaknesses, or the application of accounting principles to proposed transactions), there is an agreed course of action leading to the resolution of these matters.

5.5.4. The Audit Committee shall ensure that there is generally a good working relationship between management and the Auditor.

5.6. Review of Quarterly Review Engagements

5.6.1. The Audit Committee shall review the nature and scope of any review engagements for interim financial statements, and the results of such review engagements by the Auditor, including any reports of the Auditor prepared in connection with such review engagements.

5.6.2. The Audit Committee shall ensure that there are no unresolved issues between management and the Auditor that could affect any interim financial statements.

5.6.3. The Audit Committee shall ensure that, where there are unsettled issues that do not affect any interim financial statements (e.g. disagreements regarding correction of internal control weaknesses, or the application of accounting principles to proposed transactions), there is an agreed course of action leading to the resolution of these matters.

5.7. Internal Controls

5.7.1. The Audit Committee shall have responsibility for oversight of management reporting and internal control for the Company and its subsidiaries.

5.7.2. The Audit Committee shall ensure that a report evaluating the accounting system, the internal control procedures and the quality of the performance of the Company's internal accounting team has been prepared for management and is available for consideration by the Audit Committee.

5.7.3. The Audit Committee shall ensure that there are adequate procedures for review of interim statements and other financial information prior to distribution to shareholders.

5.8. Code of Ethics

5.8.1. The Audit Committee shall be responsible for oversight and enforcement of the Code of Ethics for the Chief Executive Officer, Senior Financial Officers and Other Officers of the Company, subject to the supervision of the Board.

5.9. Complaints and Concerns

5.9.1. The Audit Committee shall establish procedures for:

      a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and

      b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

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5.10. Hiring Practices

5.10.1. The Audit Committee shall review and approve the Company's hiring policies regarding partners, employees and former partners and employees of the present and former Auditors of the Company.

5.11. Other Matters

5.11.1. The Audit Committee shall be responsible for oversight of the effectiveness of management's interaction with and responsiveness to the Board;

5.11.2. The Audit Committee shall review and monitor all related party transactions which may be entered into by the Company.

5.11.3. The Audit Committee shall approve, or disapprove, material contracts where the Board determines it has a conflict.

5.11.4. The Audit Committee shall satisfy itself that management has put into place procedures that facilitate compliance with the provisions of applicable securities laws and regulations relating to insider trading, continuous disclosure and financial reporting.

5.11.5. The Audit Committee shall periodically review the adequacy of this Charter and recommend any changes to the Board.

5.11.6. The Board may refer to the Audit Committee such matters and questions relating to the financial position of the Company and its affiliates as the Board from time to time may see fit.

6. RIGHTS AND AUTHORITY OF THE AUDIT COMMITTEE AND THE MEMBERS THEREOF

6.1. The Audit Committee has the authority:

      a) To engage independent counsel and other advisors as it determines necessary to carry out its duties;

      b) To set and require the Company to pay the compensation for any advisors employed by the Audit Committee; and

      c) To communicate directly with the Auditor and, if applicable, the Company's internal auditor.

6.2. The members of the Audit Committee shall have the right, for the purpose of performing their duties, to inspect all the books and records of the Company and its affiliates and to discuss those accounts and records and any matters relating to the financial position of the Company with the officers and Auditor of the Company and its affiliates, and any member of the Audit Committee may require the Auditor to attend any or every meeting of the Audit Committee.

7. MISCELLANEOUS

Nothing contained in this Charter is intended to extend applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Audit Committee. The purposes, responsibilities, duties and authorities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities.

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